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
                                   EXHIBIT 11
                 Statement re: Computation of Per Share Earnings

                                                   Nine Months        Nine Months     Three Months     Three Months
                                                      Ended              Ended            Ended           Ended
                                                  September 30,      September 30,     September 30,    September 30,
                                                       2000               1999             2000            1999
                                                  -------------      -------------    --------------    -----------
Basic Net Income (Loss) per Common Share:
-----------------------------------------

Numerator:
   Net income (loss) for the period               $    (201,816)      2,053,745           19,511         279,640
   Series A preferred stock dividends                  (225,000)        225,000)         (75,000)        (75,000)
                                                   -------------     -----------       ----------      ----------
   Net income (loss) attributable to
     common shares                                $    (426,816)      1,828,745          (55,489)        204,640
                                                   =============     ===========       ==========      ==========
Denominator:
   Actual common shares outstanding:
     Beginning of period                              2,029,313       1,943,935        2,022,530       1,969,935
     End of period                                    2,028,244       2,029,313        2,028,244       2,029,313
     Weighted average for the period
     (Based on the actual days which
     the  incremental shares, if any,
     were outstanding)                                2,021,892       1,967,715        2,024,393       1,993,091
                                                   =============     ===========       ==========      ==========
Basic net income (loss) per common share          $       (0.21)           0.93            (0.03)           0.10
                                                   =============     ===========       ==========      ==========


Diluted Net Income (Loss) per Common Share:
-------------------------------------------
Numerator:
    Net income (loss) attributable to
      common shares                                $   (426,816)      1,828,745          (55,489)        204,640
    Impact of assumed conversions:
      Series A preferred stock dividends                      -         225,000                -               -
      Convertible debenture interest, net of tax              -         186,000                -               -
                                                   -------------     -----------       ----------      ----------
                                                   $   (426,816)      2,239,745          (55,489)        204,640
                                                   =============     ===========       ==========      ==========

Denominator:
    Weighted average common shares outstanding        2,021,892       1,967,715        2,024,393       1,993,091
    Impact of assumed conversions:
        Common share equivalents resulting
          from "in-the-money" stock options                   -          29,677                -          35,816
        Series A preferred stock                              -         574,351                -               -
          Convertible debentures                              -         555,555                -               -
                                                   -------------     -----------       ----------      ----------
                                                      2,021,892       3,127,298        2,024,393       2,028,907

Diluted net income (loss) per common share         $      (0.21)           0.72            (0.03)           0.10
                                                   =============     ===========       ==========      ==========
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Note:The impact from the assumed  conversion of the  convertible  debentures and the Series A preferred  stock,  or from  "in-the-money"  stock  options are excluded  from the  computations  of diluted  net income  (loss) per common share whenever the impact would be antidilutive for the period presented.